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                                                                    Exhibit 23.1
                                                                    ------------


                      CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Stock Option Plan, 2000 Stock Plan and 2000 Employee Stock Purchase Plan of Evolve Software, Inc. of our report dated July 28, 2000, with respect to the consolidated financial statements of Evolve Software, Inc. incorporated by reference in the Registration Statement (Form S-1) (File No. 333-32796) of Evolve Software, Inc., filed with the Securities and Exchange Commission on March 20, 2000, as amended.


/s/ PricewaterhouseCoopers LLP

San Jose, California
August 8, 2000